Calculation of Filing Fee Tables
F-3
Canaan Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A ordinary share, par value US$ 0.00000005 per share	457(r)	954,907,155	$ 0.0788	$ 75,246,683.81	0.0001381	$ 10,391.57
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 75,246,683.81		$ 10,391.57
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 2,378.84
			Net Fee Due:						$ 8,012.73
Offering Note
[1]	American depositary shares ("ADSs") issuable upon deposit of Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-283941). Each American depositary share represents fifteen Class A ordinary shares.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Canaan Inc.	F-3	333-285125	02/21/2025		$ 2,378.84	Equity	Class A ordinary share, par value US$ 0.00000005 per share		$ 270,000,000.00
Fee Offset Sources		Canaan Inc.	F-3	333-255470		11/25/2022						$ 82,650.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously registered US$750,000,000 Class A ordinary shares by means of a 424(b)(5) prospectus supplement dated November 25, 2022 (the "2022 Prospectus Supplement"), pursuant to a Registration Statement on Form F-3/ASR (Registration No. 333-255470), filed with the Securities and Exchange Commission (the "SEC") on April 19, 2021 (the "2021 Registration Statement"). In connection with the filing of the 2022 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of US$82,650,00. Pursuant to Rule 457(p) under the Securities Act, the registrant claimed offsets in registration fees of US$65,868.72 (which had already been paid and remained unused with respect to the US$597,719,805 Class A ordinary shares that were previously registered pursuant to the 2022 Prospectus Supplement and were not sold thereunder) and applied the same to the filing fees payable pursuant to subsequent registration statements, including (a) the registration statement on Form F-3 (File No. 333-278762) initially filed with the SEC on April 17, 2024, as amended by Amendment No. 1 to Form F-3 filed on September 3, 2024, and declared effective on September 5, 2024 (the "2024 Registration Statement"), and (b) the registration statement on Form F-3 (File No. 333-285125) filed with the SEC and automatically became effective on February 21, 2025 (the "2025 Registration Statement"). After offsetting (i) US$10,892.88 of registration fee in connection with the securities already sold pursuant to the 2024 Registration Statement, (ii) US$15,130.00 of registration fee in connection with the securities already sold pursuant to the 2025 Registration Statement, and (iii) US$37,287 of registration fee in connection with the securities offered pursuant to a 424(b)(5) prospectus supplement dated October 24, 2025, under the 2025 Registration Statement, there is US$2,378.84 of fees remaining to be applied to the registration fee due in connection with this prospectus supplement under the 2025 Registration Statement pursuant to Rule 457(p).

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A